                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:
                                           [ ] CONFIDENTIAL, FOR USE OF THE
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                                               RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule
    14a-11(c) or Rule 14a-12

                              HEALTHEON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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    paid previously. Identify the previous filing by registration statement
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

                             HEALTHEON CORPORATION
                            4600 PATRICK HENRY DRIVE
                             SANTA CLARA, CA 95054

May 5, 1999

To Our Stockholders:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Healtheon Corporation to be held at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, California on Wednesday, June 23, 1999 at 10:00 a.m., Pacific Daylight Time.

     The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 1999 Annual Meeting of Stockholders and Proxy Statement.

     It is important that you use this opportunity to take part in the affairs of Healtheon Corporation by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     We look forward to seeing you at our 1999 Annual Meeting of Stockholders.

                                          Sincerely,

                                          W. Michael Long
                                          Chief Executive Officer

                             HEALTHEON CORPORATION
                            4600 PATRICK HENRY DRIVE
                         SANTA CLARA, CALIFORNIA 95054
                            ------------------------

               NOTICE OF THE 1999 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Healtheon Corporation will be held at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, California on Wednesday, June 23, 1999 at 10:00 a.m., Pacific Daylight Time. The 1999 Annual Meeting of Stockholders is being held for the following purposes:

     1. To elect three Class I directors of Healtheon, each to serve a three-year term, or until his successor has been elected and qualified or until his earlier resignation or removal.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 28, 1999 are entitled to notice of and to vote at the 1999 Annual Meeting of Stockholders or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          John L. Westermann III
                                          Secretary

Santa Clara, California
May 5, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND
  PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE
             SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Proxy Statement for the 1999 Annual Meeting of Stockholders:
  Proposal No. 1 -- Election of Directors...................    3
  Information Regarding Independent Auditors................    8
  Security Ownership of Certain Beneficial Owners and
     Management.............................................    8
  Executive Compensation....................................   11
  Summary Compensation Table................................   11
  Option Grants in Fiscal 1998..............................   12
  Aggregate Option Exercises in Fiscal 1998 and Fiscal
     Year-End Option Values.................................   12
  Compensation Arrangements with Executive Officers.........   13
  Report of the Compensation Committee......................   14
  Stock Price Performance Graph.............................   16
  Certain Relationships and Related Transactions............   16
  Stockholder Proposals for the 2000 Annual Meeting of
     Stockholders...........................................   19
  Section 16(a) Beneficial Ownership Reporting Compliance...   19
  Other Business............................................   19

                             HEALTHEON CORPORATION
                            4600 PATRICK HENRY DRIVE
                         SANTA CLARA, CALIFORNIA 95054
                            ------------------------

                                PROXY STATEMENT
                  FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

GENERAL

     The accompanying proxy is solicited on behalf of the Board of Directors of Healtheon Corporation, a Delaware corporation, for use at the 1999 Annual Meeting of Stockholders (the "Meeting") to be held at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, California on Wednesday, June 23, 1999 at 10:00 a.m., Pacific Daylight Time. Only holders of record of our common stock at the close of business on April 28, 1999, which is the record date, will be entitled to vote at the Meeting. At the close of business on the record date, we had 70,762,787 shares of common stock outstanding and entitled to vote. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of the Meeting and this proxy statement. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about May 5, 1999. An annual report for the year ended December 31, 1998 is enclosed with this proxy statement.

VOTING AND SOLICITATION

     Holders of Healtheon's common stock are entitled to one vote for each share held as of the record date.

     Healtheon will pay the expenses of soliciting proxies to be voted at the Meeting. Following the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our shares forward copies of the proxy and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. In such cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.

VOTE REQUIRED TO APPROVE THE PROPOSAL

     With respect to Proposal No. 1 -- Election of Directors, three (3) directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Meeting and voting on the election of directors.

VOTES NEEDED FOR A QUORUM, EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

     A majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business. Abstentions will be included in determining the number of shares present and voting at the Meeting. Broker non-votes will have no effect on Proposal No. 1.

ADJOURNMENT OF MEETING

     In the event that sufficient votes in favor of Proposal No. 1 are not received by the date of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting.

REVOCABILITY OF PROXIES

     Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

     - a written instrument delivered to Healtheon stating that the proxy is revoked;

     - a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting; or

     - attendance at the Meeting and voting in person.

     Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Healtheon's Amended and Restated Bylaws currently authorize no fewer than six and no more than eleven directors. Healtheon's Board of Directors "the Board", is currently comprised of ten directors and will be comprised of nine members after the Meeting. A Director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. The Bylaws divide the Board into three classes: Class I, Class II and Class III, with members of each class serving staggered three-year terms. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term or until their successors are duly elected and qualified. The Class I directors, Dr. Clark, Mr. Doerr and Mr. Kramlich, will stand for reelection at the Meeting. Mr. Hoover, who is currently a Class I director, has determined not to stand for reelection at the Meeting. The Class II directors, Mr. Long, Dr. McGuire and Mr. Sadler, will stand for reelection or election at the 2000 annual meeting and the Class III directors, Mr. Jermoluk, Dr. Tyson and Dr. Yamada, will stand for reelection or election at the 2001 annual meeting. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

DIRECTORS/NOMINEES

     The names of the nominees for election as Class I directors at the Meeting and of the incumbent Class II and Class III directors, and certain information about them, are included below.

                      NAME                        AGE                    POSITION
                      ----                        ---                    --------
NOMINEES FOR ELECTION AS CLASS I DIRECTORS FOR A TERM EXPIRING IN 2002:
     James H. Clark(2)..........................  53     Chairman of the Board of Directors
     L. John Doerr(2)...........................  46     Director
     C. Richard Kramlich(2).....................  63     Director
INCUMBENT CLASS II DIRECTORS WITH TERMS EXPIRING IN 2000:
     W. Michael Long(3).........................  46     Chief Executive Officer and Director
     William W. McGuire, M.D.(2)................  50     Director
     P. E. Sadler(1)............................  64     Director
INCUMBENT CLASS III DIRECTORS WITH TERMS EXPIRING IN 2001:
     Thomas A. Jermoluk(1)......................  42     Director
     Laura D'Andrea Tyson(1)....................  50     Director
     Tadataka Yamada, M.D.(1)...................  53     Director

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Stock Option Committee.

     James H. Clark has served as Chairman of the Board of Healtheon since he co-founded it in December 1995. Dr. Clark co-founded Netscape Communications Corporation in April 1994 and served as the Chairman of the Board of Directors of Netscape from its inception and until it was acquired by America Online, Inc. in March 1999. He served as President and Chief Executive Officer of Netscape from its founding until December 1994. From 1981 until 1994, Dr. Clark served as Chairman of the Board of Directors of Silicon Graphics, Inc., a company that he founded in 1981. Prior to founding Silicon Graphics, Dr. Clark was an Associate Professor at Stanford University. He holds a B.S. and an M.S. from the University of New Orleans and a Ph.D. from the University of Utah.

     W. Michael Long has served as Chief Executive Officer and a director of Healtheon since joining Healtheon in July 1997. Prior to joining Healtheon, Mr. Long was President and Chief Executive Officer of CSC Continuum, Inc., a unit of Computer Sciences Corporation, from August 1996 to July 1997. For more than five years prior to its acquisition by CSC, he was President and Chief Executive Officer of The Continuum Company, Inc., a provider of IT and consulting services to the financial industry. He holds a B.A. from the University of North Carolina.

     L. John Doerr has served as a director of Healtheon since July 1997. He has been a general partner at Kleiner Perkins Caufield & Byers, or KPCB, a venture capital firm, since 1980. Prior to joining KPCB, Mr. Doerr worked at Intel Corporation for five years. He is a director of @Home Corporation, Amazon.com, Inc., Intuit Inc., Platinum Software Corporation and Sun Microsystems, Inc. He holds a B.S.E.E. and an M.E.E. from Rice University and an M.B.A. from Harvard Business School.

     Thomas A. Jermoluk has served as a director of Healtheon since February 1999. Mr. Jermoluk has been Chairman of the Board, President and Chief Executive Officer of @Home Corporation since he joined @Home in July 1996. From 1994 to July 1996, he was President and, from 1992 to July 1996, he was Chief Operating Officer of Silicon Graphics, Inc., a visual computing company. From 1991 to 1994, Mr. Jermoluk was Executive Vice President of Silicon Graphics, and, from 1988 to 1991, he was Vice President and General Manager of Silicon Graphics' Advanced System Division. From October 1993 to August 1996, he was a member of the board of directors of Silicon Graphics. Prior to joining Silicon Graphics in 1986, Mr. Jermoluk managed a variety of hardware and software development projects at Hewlett-Packard Company and Bell Laboratories. He currently serves on the board of directors of @Home Corporation and Forte Software, Inc. Mr. Jermoluk holds B.S. and M.S. degrees in Computer Science from Virginia Tech.

     C. Richard Kramlich has served as a director of Healtheon since July 1996. Mr. Kramlich is the co-founder and has been a general partner of New Enterprise Associates, a venture capital firm, since 1978. He is a director of Ascend Communications, Inc., Com 21, Inc., Lumisys, Inc., Silicon Graphics, Inc., and Chalone Wine Group, Inc. Mr. Kramlich holds a B.A. from Northwestern University and an M.B.A. from Harvard Business School.

     William W. McGuire, M.D. has served as a director of Healtheon since Healtheon acquired ActaMed in May 1998. He has been the President of UnitedHealth Group since 1989 and the Chief Executive Officer and Chairman of the Board of Directors of UnitedHealth Group since 1991. Prior to this, Dr. McGuire was Executive Vice President and Chief Operating Officer of UnitedHealth Group. Prior to this time, he served as President and Chief Operating Officer of Peak Health Plan. Before becoming President and Chief Operating Officer, he held a number of other positions within that organization. Dr. McGuire practiced medicine in Colorado, specializing in cardiopulmonary medicine. He holds a B.A. from the University of Texas and an M.D. from the University of Texas Medical Branch.

     P. E. Sadler has served as a director of Healtheon since Healtheon acquired ActaMed in May 1998. He was Chairman of the Board of ActaMed from the time that he helped co-found it in 1992 until it was acquired by Healtheon, and served as its Chief Executive Officer from 1992 until May 1996. Prior to founding ActaMed, Mr. Sadler founded MicroBilt Corporation, a computer processing company, and served as its Chairman, Chief Executive Officer and President from 1981 until MicroBilt was acquired by First Financial Management Corporation, or FFMC, in 1989. Following the acquisition of MicroBilt, he served as President of the MicroBilt division of FFMC until 1991. Mr. Sadler also served on the board of KnowledgeWare, Inc. from 1990 to 1995. Mr. Sadler holds a B.A. in business and economics from Vanderbilt University.

     Laura D'Andrea Tyson has served as a director of Healtheon since February 1999. Dr. Tyson has been the Dean of the Haas School of Business Administration at the University of California at Berkeley since 1996. Dr. Tyson served as National Economic Advisor to the President of the United States from March 1995 to December 1996 and as Chair of the White House Council of Economic Advisers from 1993 to 1995. She also served as a member of the President's National Security Council and Domestic Policy Council. Dr. Tyson was Director of the Institute of International Studies from 1990 to 1992, and Research Director of The Berkeley Roundtable on the International Economy from 1986 to 1992, at the University of California, Berkeley, where she was also a professor of economics and business administration. Dr. Tyson is also a director of Ameritech Corporation, Eastman Kodak Company, Human Genome Sciences, Inc. and Morgan Stanley Dean Witter. She holds a B.A. in Economics from Smith College and a Ph.D. in Economics from the Massachusetts Institute of Technology.

     Tadataka Yamada, M.D. has served as a director of Healtheon since Healtheon acquired ActaMed in May 1998. Dr. Yamada has been Chairman Research and Development, Pharmaceuticals of SmithKline Beecham since February 1999 and has been a non-executive director of SmithKline Beecham's Board of Directors since February 1994. Dr. Yamada was President and Executive Director of SmithKline Beecham HealthCare Services from February 1996 to February 1999. From June 1990 to February 1996, Dr. Yamada was Chairman of the Internal Medicine department and Physician-in-Chief of the University of Michigan Medical Center. Prior to that time, Dr. Yamada was a Professor and Chief of the Gastroenterology Division at the University of Michigan Medical School's Internal Medicine department. Prior to his work at the University of Michigan, Dr. Yamada was an associate professor of medicine at the UCLA School of Medicine. Dr. Yamada holds a B.A. in history from Stanford University and an M.D. from the New York University School of Medicine.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board met twelve times, including telephone conference meetings during 1998. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board held during the period for which he or she was a director and the total number of meetings held by all committees of the Board on which he or she served during the period that the director served.

     The Board currently has three committees: an Audit Committee, a Stock Option Committee and a Compensation Committee.

     The Audit Committee is currently comprised of Mr. Jermoluk, Mr. Sadler, Dr. Tyson and Dr. Yamada. The Audit Committee reviews and recommends to the Board the internal accounting and financial controls for Healtheon and the accounting principles and auditing practices and procedures to be used for the financial statements of Healtheon. The Audit Committee makes recommendations to the Board concerning the engagement of independent public accountants and the scope of the audit to be undertaken by such accountants. The Audit Committee did not meet and took no actions by written consent during 1998.

     The Stock Option Committee is currently comprised of Mr. Long and is charged with overseeing the stock option plans as they relate to employees other than officers and directors of Healtheon. The Stock Option Committee took five actions by written consent during 1998.

     The Compensation Committee is currently comprised of Dr. Clark, Mr. Doerr, Mr. Kramlich, and Dr. McGuire. The Compensation Committee sets the compensation of the Chief Executive Officer, reviews the design, administration and effectiveness of compensation programs for other key executives, and approves stock option grants to officers and directors. The Committee exercises authority under Healtheon's employee equity incentive plans and advises and consults with the officers of Healtheon regarding managerial personnel policies. The Compensation Committee did not meet and took no actions by written consent during 1998.

DIRECTOR COMPENSATION

     Directors do not receive any cash fees for their service on the Board or any Board committee, but they are entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Board committee meetings. All Board members are eligible to receive stock options under the 1996 Plan, and outside directors receive stock options pursuant to automatic grants of stock options under the 1996 Plan.

     In July 1998, Healtheon granted to each of Drs. McGuire and Yamada an option to purchase 30,000 shares of its common stock under the 1996 Plan with an exercise price equal to $7.00 per share. In October 1998, Drs. McGuire and Yamada each agreed to exchange his option for a new option with an exercise price of $3.55 per share, reflecting the fair market value of Healtheon's common stock on that date as determined by the Board of Directors after taking into account Healtheon's financial results and prospects. In connection with this repricing, the vesting of the options for Drs. McGuire and Yamada was restarted. Therefore, 25% of their shares will vest in October 1999, and the remainder will vest ratably over the subsequent three years provided that they remain directors of Healtheon. In January 1999, Healtheon granted to each of Dr. Clark, Mr. Doerr, Mr. Kramlich, Dr. McGuire, Mr. Sadler and Dr. Yamada an option to purchase 20,000 shares of its common stock under the 1996 Plan with an exercise price equal to $3.55 per share. In February 1999, Healtheon granted to each of Mr. Jermoluk and Dr. Tyson an option to purchase 30,000 shares of its common stock under the 1996 Plan with an exercise price equal to $5.85 per share. The Board also determined that under the 1996 Plan each outside director will automatically receive an option to purchase 20,000 shares of common stock annually on January 1.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dr. McGuire, a member of the Compensation Committee, is the Chairman and Chief Executive Officer of UnitedHealth Group, which, with its affiliates, beneficially owns approximately 12.7% of Healtheon's common stock, and has entered into the UnitedHealth Group Agreement and certain other agreements with Healtheon. See "Certain Relationships and Related Transactions." No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

     Healtheon's Certificate of Incorporation and Bylaws limit or eliminate the personal liability of its directors for monetary damages for breach of the directors' fiduciary duty of care. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director or officer will not be personally liable to Healtheon or its stockholders for monetary damages for breach of fiduciary duty as a director, except for

     - any breach of the director's duty of loyalty to Healtheon or its stockholders;

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; and

     - any transaction from which the director derived an improper personal benefit.

     These provisions are permitted under Delaware law.

     Healtheon's Certificate of Incorporation also provides that Healtheon will indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to any action or proceeding by reason of the fact that he or she is or was a director or officer of Healtheon or serves or served at any other enterprise as a director, officer or employee at Healtheon's request.

     Healtheon's Bylaws provide that Healtheon will, to the maximum extent and in the manner permitted by Delaware law, indemnify each of the following persons against expenses, including attorneys' fees, judgments, fines, settlements, and other amounts incurred in connection with any proceeding arising by reason of the fact that he or she is or was an agent of Healtheon:

     - a current or past director or officer of Healtheon or any subsidiary of Healtheon;

     - a current or past director or officer of another enterprise who served at the request of Healtheon; or

     - a current or past director or officer of a corporation that was a predecessor corporation of Healtheon or any of its subsidiaries or of another enterprise at the request of a predecessor corporation or subsidiary.

     Healtheon has entered into Indemnification Agreements with each of its directors and executive officers to give them additional contractual assurances regarding the scope of the indemnification described above and to provide additional procedural protections. These agreements, among other things, indemnify Healtheon's directors and executive officers for certain expenses, including attorneys' fees, judgments, fines, penalties and settlement amounts incurred by them in any action or proceeding arising out of their services to Healtheon, its subsidiaries or any other enterprise to which they provide services at Healtheon's request. In addition, Healtheon has obtained directors' and officers' insurance providing indemnification for Healtheon's directors, officers and certain employees for certain liabilities. Healtheon believes that these indemnification provisions and agreements are necessary to attract and retain qualified directors and officers.

     The limited liability and indemnification provisions in Healtheon's Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against directors and officers, even though a derivative action, if successful, might otherwise benefit Healtheon and it stockholders. Furthermore, a stockholder's investment in Healtheon may be adversely affected to the extent Healtheon pays the costs of settlement and damage awards against directors and officers of Healtheon under these indemnification provisions.

     At present, there is no pending or threatened litigation or proceeding involving any director, officer or employee of Healtheon where indemnification is expected to be required or permitted, and Healtheon is not aware of any threatened litigation or proceeding that might result in a claim for indemnification.

               THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF
                        EACH OF THE NOMINATED DIRECTORS.

                             ADDITIONAL INFORMATION

INFORMATION REGARDING INDEPENDENT AUDITORS

     The Board has selected Ernst & Young LLP as its principal independent auditors to perform the audit of Healtheon's financial statements for fiscal 1999. Ernst &Young LLP audited Healtheon's financial statements for Healtheon's fiscal years ended December 31, 1997 and 1998. Representatives of Ernst & Young LLP are expected to be present at the Healtheon Stockholders Meeting and will be given an opportunity to make a statement at the Healtheon Stockholders Meeting if they desire to do so, and should be available to respond to appropriate questions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of Healtheon's common stock as of February 28, 1999 by:

     - each person who is known by Healtheon to own beneficially more than 5% of Healtheon's common stock;

     - each director of Healtheon;

     - each of the Named Executive Officers; and

     - all directors and executive officers of Healtheon as a group.

     The number and percentage of shares beneficially owned are based on 70,724,652 shares of common stock outstanding as of February 28, 1999. Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of February 28, 1999 are deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. The shares subject to options or warrants held by a person are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, these persons have sole voting and investment power with respect to all shares of Healtheon's common stock shown as beneficially owned by them.

                                                                                  PERCENTAGE OF
                                                              NUMBER OF SHARES       SHARES
                                                                BENEFICIALLY      BENEFICIALLY
                  NAME OF BENEFICIAL OWNER                         OWNED              OWNED
                  ------------------------                    ----------------    -------------
Entities associated with James H. Clark(1)..................     11,702,265           16.5%
Entities associated with UnitedHealth Group(2)..............      8,986,687           12.7
  William W. McGuire, M.D.(2)...............................      8,986,687           12.7
Entities associated with Kleiner Perkins Caufield &
  Byers(3)..................................................      8,111,832           11.3
  L. John Doerr(3)..........................................      8,111,832           11.3
SmithKline Beecham Corporation(4)...........................      6,251,003            8.8
  Tadataka Yamada(4)........................................      6,251,003            8.8
P. E. Sadler(5).............................................      5,001,993            7.1
Entities associated with New Enterprise Associates,
  L.P.(6)...................................................      3,755,569            5.3
  C. Richard Kramlich(6)....................................      3,755,569            5.3
W. Michael Long(7)..........................................      2,043,750            2.9
Michael K. Hoover(8)........................................        688,268            1.0
Dennis Drislane(9)..........................................        550,000              *
Pavan Nigam(10).............................................        506,875              *
Thomas A. Jermoluk..........................................        489,534              *
Charles Saunders(11)........................................        149,641              *
Laura D'Andrea Tyson........................................             --             --
All officers and directors as a group (25 persons)(12)......     49,902,237           67.7

---------------
  *  Less than one percent

 (1) Represents 166,667 shares held of record by Atherton Properties Partnership, LP, 1,000,000 shares held of record by Dr. Clark as trustee of the James H. Clark and Nancy Rutter Clark Revocable Trust, 1,017,229 shares held of record by Clark Ventures, 290,000 shares held of record by JHC Investments, LLC and 9,228,369 shares held of record by Monaco Partners, LP. Dr. Clark wholly controls Atherton Properties Partnership, LP, Clark Ventures, JHC Investments, LLC and Monaco Partners, LP. Dr. Clark is a director of Healtheon. The address for Dr. Clark is c/o Healtheon Corporation, 4600 Patrick Henry Drive, Santa Clara, CA 95054. The address for Clark Ventures and Monaco Partners, LP is 777 East Williams Street, Suite 201, Carson City, NV 89701.

 (2) Represents 6,538,276 shares held of record by UnitedHealth Group, 502,069 shares held of record by United HealthCare Services, Inc., a subsidiary of UnitedHealth Group, 676,262 shares held of record by HLM Partners VII, L.P., of which UnitedHealth Group is a limited partner and 1,270,080 shares held of record by Validus, L.P., of which UnitedHealth Group is the sole limited partner. UnitedHealth Group disclaims beneficial ownership of shares held by both limited partnerships except to the extent of its pecuniary interests in the entities. Dr. McGuire, a director of Healtheon, is the President, Chief Executive Officer and Chairman of UnitedHealth Group. Dr. McGuire disclaims beneficial ownership of all shares held by UnitedHealth Group. UnitedHealth Group's address is 9900 Bren Road East, 300 Opus Center, Minnetonka, MN 55343.

 (3) Represents 5,500,863 shares held of record directly by Kleiner Perkins Caufield & Byers VII L.P. (KPCB VII), 1,203,736 shares held of record by KPCB Java Fund, 352,874 shares held of record by KPCB Life Sciences Zaibatsu Fund II and 25,000 shares held of record by KPCB VIII Associates (KPCB VIII). Also represents 976,423 shares subject to warrants held of record by KPCB VII, and 52,936 shares subject to warrants held of record by KPCB Life Sciences Zaibatsu Fund II L.P., all of which are exercisable within 60 days of February 28, 1999. KPCB Life Sciences Zaibatsu Fund II and KPCB VII are wholly controlled by KPCB VII Associates L.P. KPCB Java Fund is controlled by KPCB VIII. L. John Doerr, a general partner of KPCB VIII and KPCB VII Associates, L.P., is a director of Healtheon. Mr. Doerr disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in the entities. Kleiner Perkins Caufield & Byers' address is 2750 Sand Hill Road, Menlo Park, CA 94025.

 (4) Represents 6,251,003 shares held of record by SmithKline Beecham Corporation. Dr. Yamada, a director of Healtheon, is Chairman Research and Development, Pharmaceuticals of SmithKline Beecham and a director of SmithKline Beecham. SmithKline Beecham's address is 1201 South Collegeville Road, Collegeville, PA 19426. Dr. Yamada disclaims beneficial ownership of all shares held by SmithKline Beecham and SmithKline Labs.

 (5) Represents 2,975,140 shares held of record by P. E. Sadler and 2,026,853 shares held of record by SFA Limited Partnership, of which P. E. Sadler is a general partner. Mr. Sadler is a director of Healtheon. Mr. Sadler's address is c/o Healtheon Corporation, 7000 Central Parkway, Suite 600, Atlanta, GA 30328.

 (6) Represents 3,723,590 shares held of record directly by New Enterprise Associates VI, L.P., or New Enterprise Associates VI, 11,979 shares subject to warrants held of record by New Enterprise Associates VI exercisable within 60 days of February 28, 1999, and 20,000 shares held of record by NEA Ventures 1996, L.P., which is controlled by New Enterprise Associates
     VI. Mr. Kramlich is a partner of New Enterprise Associates VI. Mr. Kramlich disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in the entities. New Enterprise Associates VI's address is 1119 St. Paul Street, Baltimore, MD 21202.

 (7) Includes 750,000 shares subject to a warrant held of record by Mr. Long and 293,750 shares subject to an option held of record by Mr. Long, in each case exercisable within 60 days of February 28, 1999. 93,750 shares underlying the warrant held by Mr. Long will remain subject to a right of repurchase by Healtheon 60 days after February 28, 1999. Mr. Long is the Chief Executive Officer and a director of Healtheon.

 (8) Represents 92,500 shares held of record directly by Mr. Hoover, 2,500 shares held by Nicholas D. Hoover for which Mr. Hoover is custodian, and 593,268 shares subject to options held of record by Mr. Hoover that are exercisable within 60 days of February 28, 1999. Mr. Hoover is the President and a director of Healtheon.

 (9) Includes 309,373 shares held by Mr. Drislane that will remain subject to a right of repurchase by Healtheon 60 days after February 28, 1999.

(10) Includes 46,875 shares subject to options held of record by Mr. Nigam that are exercisable within 60 days of February 28, 1999. Also includes 93,751 shares that will remain subject to a right of repurchase by Healtheon 60 days after February 28, 1999. Mr. Nigam is the Vice President, Engineering of Healtheon.

(11) Represents 5,337 shares subject to options held of record by Dr. Saunders that are exercisable within 60 days of February 28, 1999. Dr. Saunders is the Vice President, Marketing and Consulting Services and Medical Director of Healtheon.

(12) Includes all shares described in the above footnotes and includes an additional 1,609,820 shares held by other executive officers, of which 1,362,360 shares were outstanding as of February 28, 1999 and 247,460 shares are subject to options or warrants that are exercisable within 60 days of February 28, 1999.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation earned for services rendered to Healtheon in 1998 by (1) Healtheon's Chief Executive Officer and (2) Healtheon's four other most highly compensated executive officers who earned more than $100,000 in 1998 and were serving as executive officers at the end of 1998 (collectively, the "Named Executive Officers"). Under the rules of the Securities and Exchange Commission, this table does not include certain perquisites and other benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                      ANNUAL COMPENSATION       ---------------------
                                                    ------------------------    SECURITIES UNDERLYING
           NAME AND PRINCIPAL POSITION              SALARY($)    BONUS($)(1)         OPTIONS(#)
           ---------------------------              ---------    -----------    ---------------------
W. Michael Long...................................  $458,337       $    --                  --
  Chief Executive Officer
Michael K. Hoover(2)..............................   154,487        60,000              80,000
  President
Dennis Drislane...................................   163,500        73,500                  --
  Vice President, National Accounts
Pavan Nigam.......................................   225,000            --             325,000
  Vice President, Chief Technology Officer
Charles Saunders..................................   151,250        45,000             200,000(3)
  Vice President, Medical Director

---------------
(1) Includes bonuses paid in both 1998 and 1999 related to services provided in 1998.

(2) Mr. Hoover joined Healtheon in May 1998.

(3) Includes 100,000 shares underlying an option granted in 1998 that was cancelled under a stock option repricing exchange program in October 1998.

                          OPTION GRANTS IN FISCAL 1998

     The following table sets forth certain information for the year ended December 31, 1998, with respect to grants of stock options to each of the Named Executive Officers. All options granted by Healtheon in 1998 were granted under its 1996 Stock Plan. These options have a term of 10 years and generally vest over four years -- 25% at the end of one year and 1/48 per month thereafter. Healtheon granted options to purchase common stock and issued shares of common stock under restricted stock purchase agreements equal to a total of 8,652,907 shares during 1998. This amount includes 2,057,950 shares underlying options granted and 568,732 shares issued under restricted stock purchase agreements in connection with a repricing program in October 1998 and on December 14, 1998. Options were granted at an exercise price equal to the fair market value of Healtheon's common stock, as determined in good faith by the Board of Directors. The Board of Directors determined the fair market value based on Healtheon's financial results and prospects, the share price derived for arms-length transactions, and evaluations conducted by valuation experts. Potential realizable values are net of exercise price before taxes, and are based on the assumption that the common stock of Healtheon appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect Healtheon's projection or estimate of future stock price growth.

                                        INDIVIDUAL GRANTS
                       ---------------------------------------------------    POTENTIAL REALIZABLE VALUE AT
                       NUMBER OF     % OF TOTAL                                  ASSUMED ANNUAL RATES OF
                       SECURITIES     OPTIONS                                  STOCK PRICE APPRECIATION FOR
                       UNDERLYING    GRANTED TO    EXERCISE                            OPTION TERM
                        OPTIONS      EMPLOYEES     PRICE PER    EXPIRATION    ------------------------------
        NAME            GRANTED       IN 1998        SHARE         DATE            5%              10%
        ----           ----------    ----------    ---------    ----------    ------------    --------------
W. Michael Long......        --          --%         $  --             --       $     --        $       --
Michael K. Hoover....    80,000         0.9           3.55         6/2/08        178,606           452,623
Dennis Drislane......        --          --             --             --             --                --
Pavan Nigam..........   325,000         3.8           4.50         7/8/08        919,758         2,330,848
Charles Saunders.....   100,000(1)      1.2           4.50             --(1)     283,003(1)        717,184(1)
                        100,000         1.2           3.55       10/21/08        223,258           565,779

---------------
(1) Represents an option to purchase 100,000 shares of common stock granted to Dr. Saunders in 1998 that was cancelled pursuant to a stock option repricing exchange program in October 1998.

  AGGREGATE OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Executive Officers concerning exercisable and unexercisable options held as of December 31, 1998. The values of in-the-money options are based on the initial public offering price of $8.00 per share and are net of the option exercise price.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                          SHARES                             OPTIONS AT              IN-THE-MONEY OPTIONS AT
                         ACQUIRED       VALUE            DECEMBER 31, 1998              DECEMBER 31, 1998
                        ON EXERCISE    REALIZED     ----------------------------   ---------------------------
         NAME               (#)          ($)        EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           -----------   ----------    -----------    -------------   -----------   -------------
W. Michael Long.......    400,000     $1,320,000(1)   537,500        1,562,500     $4,165,525     $12,109,375
                                                      750,000(2)            --      4,500,000              --
Michael K. Hoover.....    100,000        446,800(3)   793,268           80,000      5,876,388         356,000
Dennis Drislane.......         --             --           --               --             --              --
Pavan Nigam...........         --             --       36,458          413,542        255,206       1,757,294
Charles Saunders......         --             --      111,160          288,840        861,490       1,908,510

---------------
(1) Based on a value of $3.55 per share, the fair market value of the common stock at June 2, 1998 as determined by the Board of Directors, minus the exercise price.

(2) Represents shares issuable upon exercise of a warrant issued to Mr. Long upon commencement of his employment with Healtheon. See "-- Compensation Arrangements with Executive Officers."

(3) Based on value of $4.50 per share, the fair market value of the common stock at July 8, 1998 as determined by the Board of Directors, minus the exercise price.

     Except in the case of Mr. Hoover and Mr. Long, options shown above were granted under the 1996 Stock Plan and vest at a rate of 25% of the shares on the first anniversary of the date of grant and 1/48 of the shares each month thereafter. An option to purchase 80,000 shares of common stock held by Mr. Hoover was granted under the 1996 Stock Plan and vests as is described above. Mr. Hoover also holds fully vested options to purchase 593,268 shares granted under the ActaMed 1992, 1993 Class B Common and 1994 Stock Option Plans. These options were assumed by Healtheon upon the consummation of the acquisition of ActaMed. The option granted to Mr. Long vested immediately as to 25% of the shares and vests ratably each month during the second through fourth years of his employment as to the remainder of the shares.

COMPENSATION ARRANGEMENTS WITH EXECUTIVE OFFICERS

     Healtheon's ActaMed subsidiary has an employment agreement with Michael K. Hoover, Healtheon's President. The agreement provides for his current base salary of $250,000, and imposes a covenant not to compete upon Mr. Hoover for a period of one year following the termination of his employment.

     In July 1997, Healtheon and Mr. Long entered into an employment agreement under which Mr. Long became the President and Chief Executive Officer of Healtheon. Healtheon granted Mr. Long an option to purchase 2,500,000 shares of common stock, 25% of which vested immediately, and the remainder of which vests ratably each month during the second through the fourth years of his employment. In addition, Mr. Long purchased 250,000 shares for $500,000, $499,750 of which was represented by a promissory note to Healtheon, and was issued a warrant to purchase an additional 750,000 shares at an exercise price of $2.00 per share. The shares issuable upon exercise of this warrant are subject to a right of repurchase commencing on Mr. Long's employment start date and lapsing as to 31,250 shares each month. The employment agreement provides that should Mr. Long leave Healtheon because he is no longer offered a position with similar responsibility due to a change of control of Healtheon, Mr. Long's option vests immediately as to 625,000 shares and Healtheon's repurchase right lapses. Additionally, if Healtheon terminates Mr. Long's employment without cause, he will receive six months' salary in installments, his option will vest immediately as to 625,000 shares and Healtheon's repurchase right will lapse.

     Under Item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), neither the "Report of the Compensation Committee" nor the material under the caption "Performance Graph" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, as amended, nor shall the report or the graph be deemed to be incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors administers Healtheon's executive compensation program. The current members of the Compensation Committee are James H. Clark, L. John Doerr, C. Richard Kramlich and William W. McGuire, M.D. Each of these persons is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Code. None of Mr. Clark, Mr. Doerr, Mr. Kramlich or Dr. McGuire has any interlocking relationships as defined by the SEC.

GENERAL COMPENSATION PHILOSOPHY

     The role of the Compensation Committee is to set the salaries and other compensation of the executive officers and certain other key employees of Healtheon, and to make grants under, and to administer, the stock option and other executive officer equity and bonus plans. Healtheon's compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables Healtheon to attract, motivate, reward and retain key executives and employees. Accordingly, each executive officer's compensation package may, in one or more years, be comprised of the following three elements:

     - base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the Silicon Valley that are of comparable size to Healtheon and with which Healtheon competes for executive personnel;

     - annual variable performance awards, such as bonuses, payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the Compensation Committee; and

     - long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and Healtheon's stockholders.

EXECUTIVE COMPENSATION

     Base Salary. Salaries for executive officers for 1998 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies. In addition, Healtheon's Human Resources department provided information to the Compensation Committee regarding salary range guidelines for specific positions.

     Annual Incentive Awards. Healtheon has established a management incentive plan. Certain employees, including executive officers, are eligible to participate in this plan. Target bonuses are established based on a percentage of base salary and become payable upon the achievement of specified total company financial goals and personal and team objectives. The Compensation Committee administers this plan with regard to the executive officers.

     Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executive officers with the long-term interests of Healtheon's stockholders and encourages executive officers to remain in Healtheon's employ. Stock options generally have value for executive officers only if the price of Healtheon's stock increases above the fair market value on the grant date and the officer remains in Healtheon's employ for the period required for the shares to vest.

     Healtheon grants stock options in accordance with the 1996 Stock Plan. In 1998, stock options were granted to certain executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins Healtheon, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Compensation Committee may, however, grant additional stock options to executive officers for other reasons. The number of shares subject to each stock option granted is within the discretion of the Compensation Committee and is based on anticipated future contribution and ability to impact Healtheon's results, past performance or consistency within the officer's peer group. In 1998, the Compensation Committee considered these factors, as well as the number of unvested option shares held by the officer as of the date of grant. At the discretion of the Compensation Committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with Healtheon and to strive to increase the value of Healtheon's common stock. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of Healtheon's common stock on the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Long's base salary, target bonus, bonus paid and long-term incentive awards for 1998 were determined by the Compensation Committee in a manner consistent with the factors described above.

INTERNAL REVENUE CODE SECTION 162(m) LIMITATION

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to the 1996 Stock Plan meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The Compensation Committee's present intention is to comply with Section 162(m) unless the Compensation Committee feels that required changes would not be in the best interest of Healtheon or its stockholders.

                                          Compensation Committee

                                          James H. Clark
                                          L. John Doerr
                                          C. Richard Kramlich
                                          William W. McGuire, M.D.

                         STOCK PRICE PERFORMANCE GRAPH

     Healtheon completed the initial public offering of its common stock on February 10, 1999. Healtheon's common stock has been traded on the Nasdaq National Market under the symbol "HLTH" since February 11, 1999. Prior to that date, there was no public market for our common stock and, therefore, no quoted market prices for our common stock are available for the year ended December 31, 1998. Because there were no quoted market prices for our common stock for the year ended December 31, 1998, information regarding cumulative total stockholder return on Healtheon's common stock for that period, whether presented on a stand-alone basis or in comparison with the Nasdaq Composite Index or other indices, would not be meaningful.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 1998, there has not been nor is there currently proposed any transaction or series of similar transactions to which Healtheon or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the common stock of Healtheon or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other arrangements, which are described where required in "Executive Compensation" and (2) the transactions described below.

ACTAMED CORPORATION ACQUISITION

     On May 19, 1998, Healtheon acquired ActaMed in a merger. In connection with the merger, Healtheon issued 23,271,355 shares of its common stock in exchange for all of the issued and outstanding capital stock of ActaMed, and assumed all options to purchase ActaMed common stock. The merger was treated as a tax-free reorganization and as a "pooling-of-interests" transaction for accounting and financial reporting purposes. All of the then outstanding shares of preferred stock of Healtheon were converted into shares of common stock of Healtheon upon the consummation of the merger.

TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND 5% STOCKHOLDERS

     On May 19, 1998, in connection with the ActaMed merger, each outstanding share of preferred stock of Healtheon converted into one share of common stock and each outstanding warrant to purchase shares of Healtheon's preferred stock converted into a warrant to purchase shares of Healtheon's common stock.

     1998 Series A Preferred Stock. On November 3, 1998 and November 6, 1998, Healtheon sold an aggregate of 7,683,341 shares of its Series A preferred stock for $6.00 per share. Among the purchasers were the following 5% stockholders and entities affiliated with directors of Healtheon, who purchased the number of shares indicated:

     - Atherton Properties Partnership, LP, an entity controlled by Dr. Clark and affiliated with Kathy Clark and Michael Clark -- 166,667 shares;

     - Kathy Clark -- 166,667 shares;

     - Michael James Clark Trust -- 166,667 shares;

     - HLM Partners VII, LP, of which UnitedHealth Group is a limited partner -- 166,667 shares;

     - KPCB Java Fund -- 416,667 shares;

     - Kleiner Perkins Caufield & Byers -- 375,000 shares;

     - KPCB Life Sciences Zaibatsu Fund II -- 41,667 shares;

     - Monaco Partners, LP, an entity wholly controlled by Dr.
       Clark -- 2,850,000 shares; and

     - New Enterprise Associates VI, LP -- 416,667 shares.

     Upon the closing of Healtheon's initial public offering in February 1999, each share of Series A preferred stock converted into one share of common stock.

     Sadler Relationships. Companies affiliated with Mr. Sadler had agreements with ActaMed whereby ActaMed provided office space, phone facilities and computer network support. ActaMed was paid approximately $204,000 in 1998 under those agreements.

     Officer Loan. In March 1999, Healtheon loaned Steve Curd, an officer of Healtheon $2.5 million for the purchase of a residence upon his relocation to the San Francisco Bay Area. The loan is secured, bears no interest, and must be repaid by Mr. Curd upon the earlier of the end of five years, the sale of the residence, or the discontinuation of his employment with Healtheon. Mr. Curd also must apply to the loan any proceeds received by him from the sale of Healtheon common stock resulting from the exercise of his stock options. Healtheon has agreed to repurchase the residence from Mr. Curd upon his request at a price equal to Mr. Curd's purchase price of the residence plus the cost of any improvements. Additionally, Healtheon will reimburse Mr. Curd for the amount of taxes payable by him for his residence and loan.

CERTAIN BUSINESS RELATIONSHIPS

  SmithKline Labs

     1997 - 1998 Services Agreements. Prior to the acquisition of ActaMed by Healtheon, ActaMed entered into a series of agreements, the SmithKline Agreements, with SmithKline Labs, which agreements were assumed by Healtheon in the ActaMed merger. Under one of the SmithKline Agreements, the Services Agreement, Healtheon will perform laboratory test order and results services to providers utilizing SmithKline Labs' laboratory services through Healtheon's SCAN application. SmithKline Labs is obligated to pay Healtheon a minimum of approximately $10.0 million in 1998 for laboratory test orders and results transactions. SmithKline Labs may be required to pay Healtheon certain additional fees for transactions processed by Healtheon in the event the number of providers accessing SmithKline Labs' laboratory services through SCAN increases. SmithKline Labs paid Healtheon $10.4 million in service and transaction fees during 1998 under the Services Agreement. The Services Agreement is effective through December 2002, and provides for automatic successive two-year renewals, subject to each party's right to elect not to renew the agreement no later than 180 days, in the case of SmithKline Labs, or 360 days, in the case of Healtheon, prior to the end of a term. In the event that Healtheon gives notice of non-renewal, SmithKline Labs will be entitled to continued to receive long-term order entry and results reporting services from Healtheon on a per transaction pricing basis or, in the alternative, may require Healtheon to develop a service for SmithKline that duplicates the services Healtheon had been providing under the Services Agreement.

     Also under the Services Agreement, SmithKline Labs is entitled, no more than once in any three consecutive month periods, to request that Healtheon engage in certain exclusive development work for SmithKline Labs. SmithKline Labs has agreed to use reasonable efforts to use Healtheon as its "preferred provider" of electronic eligibility verification and claims processing services. The Services Agreement provides that the parties will negotiate new rates as of January 1, 2001 and each two years after that date. The Services Agreement states that the renegotiated rates must be competitive with the marketplace and must be no higher than the lowest fees charged by Healtheon to similarly situated customers.

     Asset Purchase Agreement. Also under one of the SmithKline Agreements, the Asset Purchase Agreement, ActaMed agreed to purchase certain assets, or the SmithKline Assets, located in four geographic regions, received a technology license relating to the SmithKline Assets and agreed to provide certain continuing development and network services to SmithKline Labs. In December 1997, SmithKline Labs transferred a portion of the SmithKline Assets from the first region to ActaMed in exchange for $2.0 million in cash and 3,695,652 shares of ActaMed preferred stock. The shares of ActaMed preferred stock issued to SmithKline were converted into 2,317,913 shares of Healtheon's common stock in connection with the ActaMed merger. In March 1998, SmithKline Labs transferred the SmithKline Assets from the second region to ActaMed in exchange for 1,217,391 shares of ActaMed preferred stock. Those shares were converted into

763,548 shares of Healtheon's common stock in connection with the ActaMed merger. In June 1998, SmithKline Labs transferred SmithKline Assets from the remaining two regions to Healtheon in exchange for 1,336,209 shares of common stock.

     Noncompete Letter. In May 1998, Healtheon and SmithKline Labs entered into a letter agreement under which Healtheon is obligated not to compete with SmithKline Labs in the business of disease management, and has agreed to exclusively promote SmithKline Labs' disease management products and services so long as SmithKline continues to promote Healtheon as its preferred vendor. Healtheon also agreed that, in the event it performs development work related to a disease management program for one of its customers or itself, it will pay 50% of the profits from that development work to SmithKline Labs.

     1999 Agreements. In December 1998, Healtheon and SmithKline Labs entered into a services agreement under which Healtheon will provide certain electronic laboratory results delivery services to approximately 20,000 provider sites, in addition to the sites currently served through the SCAN service. The services agreement has a five year term with anticipated revenues of $17.0 to $18.0 million in the first year. Healtheon does not expect this arrangement to significantly contribute to earnings in the near term. In addition, Healtheon agreed to purchase, and in January 1999, Healtheon purchased certain assets used by SmithKline Labs to provide laboratory results delivery services in exchange for $2.0 million in cash and 1,833,333 shares of Healtheon's common stock. Profitability will depend on Healtheon's ability to use these assets to provide results delivery services for non-SmithKline labs and to transition these provider sites to Healtheon's Internet-based services. On February 9, 1999, SmithKline Beecham announced that it has agreed to sell SmithKline Labs to Quest Diagnostics, Incorporated.

  UnitedHealth Group

     EDI Services Acquisition. In March 1996, ActaMed acquired EDI Services, a wholly-owned subsidiary of UnitedHealth Group, which had been formed by UnitedHealth Group to deliver the ProviderLink service to UnitedHealth Group's provider network. In exchange for EDI, ActaMed issued UnitedHealth Group 10,344,828 shares of ActaMed preferred stock valued at $21.0 million which were converted into 6,488,276 shares of Healtheon's common stock in connection with the merger.

     Services Agreement. In April 1996, ActaMed also entered into a Services and License Agreement with UnitedHealth Group that granted UnitedHealth Group a license to certain ActaMed technology and granted ActaMed the responsibilities of managing the ProviderLink service and of providing other information technology services to UnitedHealth Group. UnitedHealth Group pays Healtheon fees based on the number of ProviderLink sites in use and transactions processed. In 1998, ActaMed, prior to the merger, and Healtheon were paid an aggregate of $10.4 million related to services, transaction and license fees. Healtheon is also obligated to provide certain support and maintenance services to UnitedHealth Group. The Services and License Agreement is effective through March 2001 subject to earlier termination in the event Healtheon fails to meet certain network performance standards or otherwise breaches its material obligations under the UnitedHealth Group Agreement. The Service and License Agreement provides that two years after the date of the agreement the parties will agree on new prices that will be competitive with the marketplace. Healtheon and UnitedHealth Group are negotiating these new prices, and Healtheon anticipates that the new prices will reduce the rates paid by UnitedHealth Group. See "Management's Discussion and Analysis -- Overview" and Note 2 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K. UnitedHealth Group is a principal stockholder of Healtheon and Dr. William McGuire, Chief Executive Officer and Chairman of UnitedHealth Group, is a director of Healtheon.

     HLM Note. In February 1998, ActaMed issued a one-year promissory note in the aggregate principal amount of $2.0 million to HLM Partners VII, L.P., or HLM, which bore interest at a rate of 10% per annum. UnitedHealth Group was a limited partner of HLM. HLM was also a stockholder of ActaMed. Both UnitedHealth Group and HLM are stockholders of Healtheon. This note was repaid at the time of the merger.

       STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS

     Proposals of stockholders of Healtheon which are intended to be presented by such stockholders at Healtheon's next Annual Meeting of Stockholders to be held in 2000 must be received by Healtheon in a reasonable time before a solicitation is made, and in any event not later than January 6, 2000, in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

     In addition, Healtheon's Bylaws establish an advance notice procedure with regard to stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. For nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of Healtheon at least 60 days and not more than 90 days in advance of the annual meeting date, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that less than 65 days notice of the date of the annual meeting is given or made to stockholders, notice by a stockholder to be timely must be received not later than the close of business on the seventh day following the day on which such notice of the date of the annual meeting was made. A copy of the full text of the Bylaw provision discussed above may be obtained by writing to the Secretary of Healtheon. All notices of proposals by stockholders, whether or not included in Healtheon's proxy materials, should be sent to Healtheon Corporation, 4600 Patrick Henry Drive, Santa Clara, California 95054.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the meeting. If a stockholder intends to submit a proposal at the next annual meeting of stockholders which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to Healtheon in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than March 15, 2000. If a stockholder does not comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the next annual meeting of stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934, as amended, requires Healtheon's directors and officers, and persons who own more than 10% of Healtheon's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market. These persons are required by SEC regulations to furnish Healtheon with copies of all Section 16(a) forms that they file.

     Healtheon's directors and officers and 10% stockholders were not subject to the requirements of Section 16 of the Securities Exchange Act of 1934 until February 10, 1999, the effective date of Healtheon's initial public offering. Therefore, no Section 16(a) forms were filed for the year ended December 31, 1998.

                                 OTHER BUSINESS

     The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                              HEALTHEON CORPORATION
                            4600 PATRICK HENRY DRIVE
                          SANTA CLARA, CALIFORNIA 95054
                               -------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints W. Michael Long and John L. Westermann III, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, $0.0001 par value, of Healtheon Corporation. (the "Company") held of record by the undersigned on April 28, 1999, at the 1999 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on June 23, 1999, and at any continuations or adjournments thereof.

    This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominees and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Meeting.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                    CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

                                                          SEE REVERSE SIDE

                                                     |X|  Please mark votes
                                                          as in this example.

    The Board of Directors unanimously recommends that you vote FOR the Board of Director nominees.


1. Election of Directors.
   Nominees:

   James H. Clark
   L. John Doerr
   C. Richard Kramlich


   [ ] FOR all nominees listed          [ ] WITHHOLD AUTHORITY to vote
       below except as marked.              for all nominees.

   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME.

2. In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

    This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

    Signature:  ________________________________  Date: __________________, 1999

    Signature:  ________________________________  Date: __________________, 1999

                                 (Reverse Side)

I plan to attend the Annual Meeting:   [ ] YES     [ ] NO

   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND
         SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE
                               ENCLOSED ENVELOPE.


                                       2